	EXHIBIT 21

MURPHY OIL CORPORATION
SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2016

		Percentage
		of Voting
		Securities
	State or Other	Owned by
	Jurisdiction	Immediate
Name of Company	of Incorporation	Parent
Murphy Oil Corporation (REGISTRANT)
A. Arkansas Oil Company	Delaware	100.0
B. Caledonia Land Company	Delaware	100.0
C. El Dorado Engineering Inc.	Delaware	100.0
1. El Dorado Contractors	Delaware	100.0
D. Marine Land Company	Delaware	100.0
E. Murphy Eastern Oil Company	Delaware	100.0
F. Murphy Exploration & Production Company	Delaware	100.0
1. Mentor Holding Corporation	Delaware	100.0
a. Mentor Excess and Surplus Lines Insurance Company	Delaware	100.0
b. MIRC Corporation	Louisiana	100.0
2. Murphy Building Corporation	Delaware	100.0
3. Murphy Exploration & Production Company – International	Delaware	100.0
a. Canam Offshore Limited	Bahamas	100.0
(1) Canam Brunei Oil Ltd.	Bahamas	100.0
(2) Murphy Peninsular Malaysia Oil Co., Ltd.	Bahamas	100.0
(3) Murphy Sabah Oil Co., Ltd.	Bahamas	100.0
(4) Murphy Sarawak Oil Co., Ltd.	Bahamas	100.0
(5) Murphy Cuu Long Tay Oil Co., Ltd.	Bahamas	100.0
b. El Dorado Exploration, S.A.	Delaware	100.0
c. Murphy Asia Oil Co., Ltd.	Bahamas	100.0
d. Murphy Australia Holdings Pty. Ltd	Western Australia	100.0
(1) Murphy Australia AC/P 57 Oil Pty. Ltd.	Western Australia	100.0
(2) Murphy Australia AC/P 58 Oil Pty. Ltd.	Western Australia	100.0
(3) Murphy Australia EPP43 Oil Pty. Ltd.	Western Australia	100.0
(4) Murphy Australia NT/P80 Oil Pty. Ltd	Western Australia	100.0
(5) Murphy Australia Oil Pty. Ltd.	Western Australia	100.0
(i) Murphy Australia AC/P 36 Oil Pty. Limited	Western Australia	100.0
(6) Murphy Australia WA-408-P Oil Pty. Ltd.	Western Australia	100.0
(7) Murphy Australia WA-423-P Oil Pty. Ltd.	Western Australia	100.0
(8) Murphy Australia WA-476-P Oil Pty. Ltd.	Western Australia	100.0
(9) Murphy Australia WA-481-P Oil Pty. Ltd.	Western Australia	100.0
(10) Murphy Australia AC/P 59 Oil Pty. Ltd.	Western Australia	100.0
e. Murphy Brazil Exploracao e Producao de Petroleo e Gas Ltda. (see company o.(1) below)	Brazil	90.0
f. Murphy Cameroon Elombo Oil Co., Ltd.	Bahamas	100.0
g. Murphy Cuu Long Bac Oil Co., Ltd.	Bahamas	100.0
h. Murphy Dai Nam Oil Co., Ltd.	Bahamas	100.0
i. Murphy Equatorial Guinea Oil Co., Ltd.	Bahamas	100.0
j. Murphy Exploration (Alaska), Inc.	Delaware	100.0
k. Murphy International Marketing & Trading Company	Delaware	100.0
l. Murphy Italy Oil Company (see company I. below)	Delaware	95.0
m. Murphy Luderitz Oil Co., Ltd.	Bahamas	100.0

Ex. 21-1